Exhibit 99.1

Press Release June 17, 2026

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Provides Second Quarter 2026 Earnings Guidance

FORT WAYNE, INDIANA, June 17, 2026 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today provided second quarter 2026 earnings guidance in the range of $3.51 to $3.55 per diluted share. Comparatively, the company’s sequential first quarter 2026 earnings were $2.78 per diluted share, and prior year second quarter earnings were $2.01 per diluted share.

Estimated second quarter earnings have been reduced by $16 million, as a result of asset write-downs related to the decision to relocate the company’s planned second satellite aluminum recycled slab center from Arizona to Columbus, Mississippi, as differences with Arizona state officials risked the construction and operations of the facility.

Second quarter 2026 profitability from the company’s steel operations is expected to be meaningfully higher than first quarter results, driven by strong demand and metal margin expansion across the platform, as average realized selling values increased more than scrap raw material costs. Order activity remains strong, supported by underlying demand and persistently low steel inventories, which continue to support favorable pricing conditions. Demand across key end markets remains solid, with non-residential construction, energy, automotive, and industrial sectors leading performance.

Second quarter 2026 earnings from the company’s metals recycling operations are expected to be similar to sequential first quarter results, as increased ferrous and non-ferrous shipments are expected to be offset by expected nonferrous unrealized hedging losses.

Second quarter 2026 earnings from the company’s steel fabrication operations are expected to be incrementally below sequential first quarter results, as the benefit from stronger shipments combined with steady pricing is offset by higher steel raw material input costs. Customer order activity has remained strong, continuing the momentum beginning at the end of 2025. The order backlog is now nearly 40% higher than a year ago and extends through the end of the year and into 2027. Current demand is being supported by commercial construction, data center and warehouse buildouts, manufacturing, and healthcare end markets. The company expects further volume improvement throughout the year and into 2027, supported by domestic manufacturing investment, U.S. infrastructure investment, other stimulus programs, and ongoing onshoring activity.

Second quarter 2026 earnings from the company’s aluminum operations are expected to improve significantly compared to first quarter sequential results, based on increased shipments and higher realized pricing. The aluminum team continues to make strong progress on the commissioning and startup of the company’s aluminum flat rolled products mill in Columbus, Mississippi. Two of the three cold mills are now operational, and the third cold mill is expected to begin qualifying material in July. Additionally, the first of two Continuous Annealing and Solution Heat (CASH) lines, which support the production of finished automotive products, is operating and shipping material for customer qualification. The second CASH line is also expected to begin material qualifications in the fourth quarter 2026.

The company has repurchased $170 million, or one half of one percent, of its common stock so far during the second quarter 2026.

The company currently plans to release its second quarter 2026 earnings after the market closes on July 20, 2026, and will hold a conference call the next day at 11:00 a.m. Eastern Daylight Time to discuss the company's performance.

About Steel Dynamics, Inc.

Steel Dynamics is a leading industrial metals solutions company, with facilities located throughout the United States, and in Mexico. The company operates using a circular manufacturing model, producing lower-carbon-emission, quality products with recycled scrap as the primary input. Steel Dynamics is one of the largest domestic steel producers and metal recyclers in North America, combined with a meaningful downstream steel fabrication platform. The company also has aluminum operations, further diversifying its product offerings to supply aluminum flat rolled products with higher recycled content to the countercyclical sustainable beverage can industry, in addition to the automotive and industrial sectors. Steel Dynamics is committed to operating with the highest integrity and to being the safest, most efficient producer of high-quality, broadly diversified, value-added metal products.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals marketplaces, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking”, subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) the cyclical nature of the metals industries and the industries we serve; (4) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes and supplies, and our potential inability to pass higher costs on to our customers; (5) cost and availability of electricity, natural gas, oil, and other energy resources are subject to volatile market conditions; (6) increased environmental, greenhouse gas emissions and sustainability considerations from our customers and investors or related regulations; (7) compliance with and changes in environmental and remediation requirements; (8) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (9) availability of an adequate source of supply of scrap for our metals recycling operations; (10) cybersecurity threats and risks to the security of our sensitive data and information technology; (11) the implementation of our growth strategy; (12) our ability to retain, develop and attract key personnel; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) difficulties in the launch or production ramp-up of new products; (16) our aluminum operations depend on a core group of significant customers; (17) governmental agencies may refuse to grant or renew some of our licenses and permits; (18) our existing debt agreements contain, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (19) the impacts of impairment charges.

More specifically, we refer you to our more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our Quarterly Reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These reports are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on our website, www.steeldynamics.com under “Investors – SEC Filings.”

Contact:

Investor Relations — +1.260.969.3500